Exhibit 99.1
ARUBA NETWORKS REPORTS DOUBLE-DIGIT REVENUE
GROWTH AND RECORD REVENUES FOR FISCAL FOURTH
QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS
SUNNYVALE, CA—(Marketwire - August 27, 2009)—Aruba Networks, Inc. (NASDAQ: ARUN)
--	Revenue Increases Sequentially by 16.4%, 10.5% Year-over-Year, to a Record $53.3 Million

--	Company Adds Over 600 New Customers In Fiscal Q4 Pushing Total Customer Count Over 7,600

--	Short-Term Deferred Revenue Grows Sequentially by 40.8% to a Record $34.7 Million

--	Cash Increases by $11.4 Million Sequentially to a Record $123.1 Million with No Debt
Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in wireless LANs and secure mobility solutions, today released financial results for its fiscal fourth quarter and fiscal year ended July 31, 2009.
Revenues for the fiscal fourth quarter of 2009 were $53.3 million, an increase of 10.5% over the $48.3 million reported in the fiscal fourth quarter of 2008. GAAP net loss for the fiscal fourth quarter of 2009 improved to $4.5 million, or $0.05 per share, compared to a net loss of $6.8 million, or $0.08 per share, in the fiscal fourth quarter of 2008. GAAP results for the fiscal fourth quarter of 2009 included $6.4 million of non-cash stock-based expenses and $1.2 million of amortization expense of acquired intangible assets.
Non-GAAP net income for the fiscal fourth quarter of 2009 increased $3.0 million from the fiscal fourth quarter of 2008 to $3.2 million, or $0.03 per share. Non-GAAP net income for these periods excludes the impact of non-cash stock-based expenses and amortization expenses of acquired intangible assets in all periods.
Revenues for the fiscal year ended July 31, 2009 were approximately $199.3 million, an increase of 11.8% from $178.3 million reported in the prior year. GAAP net loss for the fiscal year 2009 was $23.4 million, or $0.28 per share, compared to a net loss of $17.1 million, or $0.22 per share in 2008. Non-GAAP net income for the fiscal year was $7.6 million, or $0.08 per share, compared to non-GAAP net income of $4.0 million, or $0.04 per share in 2008.
“We are pleased to report record revenues and double-digit, year-over-year revenue growth for our fiscal fourth quarter and year ended July 31, 2009,” said Dominic Orr, president and chief executive officer of Aruba. “We believe that we are gaining market share and deriving significant traction from both new and existing customers despite challenging market conditions. During the quarter, we added over 600 new customers across a broad range of industries, most notably in the education, healthcare, and government verticals. We had strong bookings in the period and are encouraged by our growing pipeline for both our network rightsizing and newly-introduced Virtual Branch Networking (VBN) solutions. Both of these opportunities have significant incremental growth potential because they leverage the convergence of customers’ wired and wireless networks. The resulting reduction of operating and capital expenses is resonating with customers, bolstering our competitive position.”
“In the fourth quarter, our strong top line performance, sequential improvement in gross margins and operating leverage enabled us to increase our operating margin and improve our bottom line results,” said Steffan Tomlinson, Aruba’s chief financial officer. “Due to strong bookings and record deferred revenues, our visibility has improved as we enter Q1 2010. During the quarter, short term deferred revenues increased by $10.0 million on a sequential basis to a record $34.7 million, and we generated a record cash flow of $11.4 million.”

Recent Highlights
Recent highlights include:
•
Hitesh Sheth Appointed Chief Operating Officer — Aruba appointed Hitesh Sheth to the newly created position of Chief Operating Officer. Mr. Sheth brings with him over 20 years of enterprise and service provider experience, most recently as the Executive Vice President and General Manager of Juniper Networks’ Ethernet Platforms Business Group. Mr. Sheth will report to Dominic Orr, Chief Executive Officer, and will oversee Aruba’s expanding operations, marketing, engineering, and support organizations

•
Second Largest 802.11n Wireless Enterprise Vendor — Aruba was again ranked by Dell’Oro as the second largest enterprise 802.11n vendor, in terms of both revenue and unit shipments, in the report titled “First Quarter 2009 Wireless LAN Report.”

•
Best of Interop 2009 Award Winner - Aruba won “Best of Interop 2009” in the Wireless and Mobility category from Interop and InformationWeek Analytics for its new 600 Series Branch Office Controllers, a component of the company’s new VBN solution.

•	Lifetime Warranty Program - Aruba announced a limited lifetime warranty program for its line of indoor access points and the RAP-5 Remote Access Point.

•
Product Development - Aruba released the VBN solution for remote offices, clinics, home offices, and teleworkers. Aruba also released its new AirWave Wireless Management Suite 6.3 and new OS 3.4 software with performance and feature-set enhancements. Also announced was a new decorative, flush-mounted, vandal-resistant indoor access point, the AP-65WB.

•
Polycom VIEW Certification - Aruba was the first vendor to have its 802.11n solution certified under Polycom’s VIEW program. In addition, Aruba’s adaptive 802.11n wireless LAN was the first to be Polycom View certified.

•
KPMG Rightsizes Its Enterprise Network — KPMG Netherland saved $2 million of build-out expenses at its new headquarters in The Netherlands by rightsizing its enterprise network with an 802.11n Wi-Fi solution from Aruba and partner BT.

•
Carousel Industries Increases Strategic Partnership — Aruba signed a key distribution agreement with Carousel Industries, a premier technology solutions provider for enterprise customers nationwide, under which Carousel will resell Aruba’s complete line of wireless LAN products and network management solutions.

•
Wins and Deployments - New customer wins and/or deployments included Karunya University, University of Manchester, University of Toronto affiliate Hospital for Sick Children, Washington and Lee University, Universidad de Valladolid Spain, Sierra Community College District, King Khalid University Hospital, Virginia Union University, Groupe FM Logistic, West Chester University of Pennsylvania, Export-Import Bank of Thailand, Ocean Beach School District, Santos Brasil S.A., and Babson College.

Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal fourth quarter and fiscal year 2009 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Web cast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Web cast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4134579. International parties can access the replay at +1-303-590-3030 and should enter passcode 4134579.

Forward-Looking Statements
This press release contains forward-looking statements, including statements that (1) we are gaining market share and deriving significant traction from both new and existing customers, (2) our pipeline for our network rightsizing and VBN solutions is growing, which presents significant incremental growth potential, and (3) other statements as to our future economic performance, financial condition or results of operations.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; (4) our ability to establish and maintain successful relationships with our distribution partners; and (5) our ability to compete in our industry, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal third quarter ended on April 30, 2009, which was filed with the SEC on June 9, 2009, available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses, amortization expense of acquired intangible assets, restructuring expenses (for the fiscal year ended July 31, 2009 only), acquisition related severance expense (for the fiscal year ended July 31, 2008 only), and, a benefit related to the revaluation of warrants to fair value (for the fiscal year ended July 31, 2008 only). Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only non-cash charges, such as stock-based expenses, but also discrete cash charges that are infrequent in nature, such as restructuring and severance expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets, restructuring expenses, severance expense and the benefit related to the revaluation of warrants to fair value, Aruba’s management believes that investors can better understand and measure the Company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam, using a combination of award-winning solutions:
•
Adaptive 802.11n Wi-Fi networks optimize themselves to ensure that users are always within reach of mission-critical information. Rightsizing expensive wired LANs by replacing them with high-speed 802.11n Wi-Fi reduces both capital and operating expenses;

•	Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;

•	Remote networking solutions for branch offices, fixed telecommuters, and satellite facilities ensures uninterrupted remote access to applications;

•	Multi-vendor network management provides a single point of control while managing both legacy and new wireless networks from Aruba and its competitors.
The cost, convenience, and security benefits of our secure mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter at http://twitter.com/ArubaNetworks.
© 2009 Aruba Networks, Inc. AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture, People Move. Networks Must Follow., The All-Wireless Workplace Is Now Open For Business, RFprotect, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc. All rights reserved. All other trademarks are the property of their respective owners.
# # #

IR Contacts Aruba Networks, Inc. Steffan Tomlinson Chief Financial Officer +1-408-754-3058 ir@arubanetworks.com	The Blueshirt Group, Investor Relations Chris Danne, Jill Isenstadt +1-415-217-7722 ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 31,	July 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$41,298	$37,602
Short-term investments	81,839	64,130
Accounts receivable, net	33,466	32,679
Inventory	8,450	11,644
Deferred costs	5,152	4,317
Prepaids and other	2,350	3,196

Total current assets	172,555	153,568

Property and equipment, net	7,426	7,181
Goodwill	7,656	7,656
Intangible assets, net	14,091	19,027
Deferred costs	9	239
Other assets	1,317	1,130

Total other assets	30,499	35,233

Total assets	$203,054	$188,801

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$930	$5,844
Accrued liabilities	20,722	16,908
Income taxes payable	610	576
Deferred revenue	34,654	27,143

Total current liabilities	56,916	50,471

Deferred revenue	8,524	7,338
Other long-term liabilities	29	117

Total other liabilities	8,553	7,455

Total liabilities	65,469	57,926

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at July 31, 2009 and 2008; no shares issued and outstanding at July 31, 2009 and 2008	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at July 31, 2009 and 2008; 86,744 and 82,836 shares issued and outstanding at July 31, 2009 and 2008, respectively	9	8
Additional paid-in capital	279,026	249,131
Accumulated other comprehensive income (loss)	182	(45)
Accumulated deficit	(141,632)	(118,219)

Total stockholders’ equity	137,585	130,875

Total liabilities and stockholders’ equity	$203,054	$188,801

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2009	2008	2009	2008
Revenues:
Product	$43,366	$40,444	$161,927	$148,550
Professional services and support	9,675	7,136	35,946	26,244
Ratable product and related professional services and support	285	699	1,386	3,466

Total revenues	53,326	48,279	199,259	178,260

Cost of revenues:
Product	15,938	14,049	59,917	48,126
Professional services and support	1,852	1,908	7,437	7,761
Ratable product and related professional services and support	98	242	483	1,228

Total cost of revenues	17,888	16,199	67,837	57,115

Gross profit	35,438	32,080	131,422	121,145

Operating expenses:
Research and development	9,886	10,245	40,293	37,393
Sales and marketing	23,722	24,252	90,241	86,008
General and administrative	6,045	4,416	23,198	17,740
Acquisition related severance expense	—	—	—	197
Restructuring expenses	—	—	1,447	—

Total operating expenses	39,653	38,913	155,179	141,338

Operating loss	(4,215)	(6,833)	(23,757)	(20,193)

Other income (expense), net
Interest income	265	609	1,837	4,083
Other income (expense), net	(267)	(305)	(705)	(47)

Total other income (expense), net	(2)	304	1,132	4,036

Loss before income tax provision	(4,217)	(6,529)	(22,625)	(16,157)

Income tax provision	281	255	788	967

Net loss	$(4,498)	$(6,784)	$(23,413)	$(17,124)

Shares used in computing net loss per common share, basic and diluted	86,315	82,147	84,612	79,467

Net loss per common share, basic and diluted	$(0.05)	$(0.08)	$(0.28)	$(0.22)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2009	2008	2009	2008

GAAP net loss	$(4,498)	$(6,784)	$(23,413)	$(17,124)

Plus:
a) Stock-based expenses	6,425	5,727	24,579	19,277
b) Amortization expense of acquired intangible assets	1,234	1,234	4,937	2,385
c) Acquisition related severance expense	—	—	—	197
d) Revaluation of warrants to fair value	—	—	—	(715)
e) Restructuring expenses	—	—	1,447	—

Non-GAAP net income	$3,161	$177	$7,550	$4,020

GAAP net loss per common share	$(0.05)	$(0.08)	$(0.28)	$(0.22)

Plus:
a) Stock-based expenses	0.07	0.07	0.29	0.24
b) Amortization expense of acquired intangible assets	0.01	0.01	0.06	0.03
c) Acquisition related severance expense	—	—	—	—
d) Revaluation of warrants to fair value	—	—	—	(0.01)
e) Restructuring expenses	—	—	0.01	—

Non-GAAP net income per common share	$0.03	$0.00	$0.08	$0.04

Shares used in computing diluted GAAP net loss per common share	86,315	82,147	84,612	79,467

Shares used in computing diluted Non-GAAP net income per common share	98,424	88,880	90,173	90,403

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2009	2008	2009	2008
Revenues:
Product	81.3%	83.8%	81.3%	83.3%
Professional services and support	18.2%	14.8%	18.0%	14.7%
Ratable product and related professional services and support	0.5%	1.4%	0.7%	2.0%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	29.9%	29.1%	30.1%	27.0%
Professional services and support	3.4%	4.0%	3.7%	4.4%
Ratable product and related professional services and support	0.2%	0.5%	0.2%	0.6%

Total cost of revenues	33.5%	33.6%	34.0%	32.0%

Gross profit	66.5%	66.4%	66.0%	68.0%

Operating expenses:
Research and development	18.6%	21.2%	20.3%	21.0%
Sales and marketing	44.5%	50.2%	45.3%	48.2%
General and administrative	11.3%	9.2%	11.6%	10.0%
Acquisition related severance expense	—	—	—	0.1%
Restructuring expenses	—	—	0.7%	—

Total operating expenses	74.4%	80.6%	77.9%	79.3%

Operating loss	(7.9%)	(14.2%)	(11.9%)	(11.3%)

Other income (expense), net
Interest income	0.5%	1.2%	0.9%	2.2%
Other income (expense), net	(0.5%)	(0.6%)	(0.4%)	—

Total other income (expense), net	0.0%	0.6%	0.5%	2.2%

Loss before income tax provision	(7.9%)	(13.6%)	(11.4%)	(9.1%)

Income tax provision	0.5%	0.5%	0.4%	0.5%

Net loss	(8.4%)	(14.1%)	(11.8%)	(9.6%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years ended
	July 31,
	2009	2008
Cash flows from operating activities
Net loss	$(23,413)	$(17,124)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,686	5,640
Provision for doubtful accounts	138	283
Write downs for excess and obsolete inventory	3,397	1,209
Compensation related to stock options and share awards	24,579	19,278
Net realized gains on short-term investments	(7)	(22)
Accretion of purchase discounts on short-term investments	(271)	(1,381)
Change in carrying value of preferred stock warrants	—	(715)
Loss/ (gain) on disposal of fixed assets	(15)	51
Excess tax benefit associated with stock-based compensation	(88)	(52)
Changes in operating assets and liabilities:
Accounts receivable	(924)	(8,352)
Inventory	(766)	(5,092)
Prepaids and other	847	(660)
Deferred costs	(606)	(617)
Other assets	(50)	(773)
Accounts payable	(4,926)	3,394
Deferred revenue	8,698	10,957
Other current and noncurrent liabilities	4,184	1,924
Income taxes payable	122	347

Net cash provided by operating activities	20,585	8,295

Cash flows from investing activities
Purchases of short-term investments	(101,088)	(119,856)
Proceeds from sales and maturities of short-term investments	83,746	119,556
Purchases of property and equipment	(4,439)	(5,408)
Proceeds from sale of property and equipment	34	—
Cash paid in purchase acquisition, net of cash acquired	—	(16,030)

Net cash used in investing activities	(21,747)	(21,738)

Cash flows from financing activities
Proceeds from issuance of common stock	5,761	10,560
Repurchase of common stock under stock repurchase program	(991)	(2,142)
Excess tax benefit associated with stock-based compensation	88	52

Net cash provided by financing activities	4,858	8,470

Effect of exchange rate changes on cash and cash equivalents	—	5

Net increase/ (decrease) in cash and cash equivalents	3,696	(4,968)

Cash and cash equivalents, beginning of period	37,602	42,570

Cash and cash equivalents, end of period	$41,298	$37,602

Supplemental disclosure of cash flow information
Income taxes paid	$673	$652

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisition	$—	$7,852